EXHIBIT 11.1
                       RENTERS CHOICE, INC. AND SUBSIDIARY

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                      JUNE 30,1996
                                                                     ---------------------------------------------
                                                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                     ------------------           ----------------
PRIMARY EARNINGS PER SHARE
Net earnings ..........................................................   $ 4,368,989                $ 7,985,885
                                                                          ===========                ===========
Weighted average number of common shares outstanding ..................    24,643,124                 24,510,616

Net effect of dilutive stock options based on the treasury stock
       method using average market price ..............................       527,268                    460,671
                                                                          -----------                -----------
Weighted average number of common and common equivalent
       shares outstanding .............................................    25,170,392                 24,971,287
                                                                          ===========                ===========
PRIMARY EARNINGS PER COMMON AND COMMON EQUIVALENT
       SHARE ..........................................................   $      0.17                $      0.32
                                                                          ===========                ===========
FULLY DILUTED EARNINGS PER SHARE
Net earnings ..........................................................   $ 4,368,989                $ 7,985,885
                                                                          ===========                ===========
Weighted average number of common shares outstanding ..................    24,643,124                 24,510,616

Net effect of dilutive stock options based on the treasury stock method
       using the greater of the average or ending market price ........       558,507                    500,513
                                                                          -----------                -----------
Weighted average number of common and common equivalents shares
       outstanding ....................................................    25,201,631                 25,011,129
                                                                          ===========                ===========
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
       ASSUMING FULL DILUTION .........................................   $      0.17                $      0.32
                                                                          ===========                ===========